Exhibit 99.1

CPI Card Group Inc. Reports First Quarter 2020 Results

Date: May 6, 2020

Net Sales Up 11% Year Over Year

Net Income from Continuing Operations of $2.4 Million, an Improvement of 179% Year Over Year

Adjusted EBITDA of $12.4 Million Up 55% Year Over Year

Cash of $46.9 Million at Quarter End

Littleton, CO. May 6, 2020 -- CPI Card Group Inc. (OTCQX: PMTS; TSX: PMTS) (“CPI Card Group” or the “Company”) today reported financial results for the first quarter ended March  31, 2020.

“Our hearts go out to those who have been impacted by the COVID-19 pandemic,” said Scott Scheirman, President and Chief Executive Officer of CPI.  “As this pandemic continues to evolve, the health and safety of our employees remains paramount.  We continue to follow the safety precautions and other appropriate measures recommended by the Centers for Disease Control and Prevention.  I want to thank our employees for their dedication and commitment to continuing to serve our customers through these unprecedented times. All of CPI’s operations remain open and continue to provide direct and essential support to the financial services industry, including the production, personalization and fulfillment of debit, credit, and prepaid cards such as payroll, government benefit, and health savings account cards. In addition, we have made COVID-19 support-related contributions to organizations in the communities in which we operate and source materials.”

Scheirman added, “We delivered strong results to start the year, though we did see some impact from the pandemic late in the first quarter.  During the first quarter, our differentiated products and solutions such as our dual-interface EMV® products, including our Second Wave™ card, experienced strong demand by our customers. This drove an 11% year-over-year improvement in the top-line and allowed us to further leverage our business model, yielding significant improvement in bottom-line performance in the quarter.  We remain focused on being a partner of choice through the continued execution of our strategic priorities and, like most companies, we are taking certain steps to reduce or defer spending as we navigate through this uncertainty.”

First Quarter 2020 Financial Highlights

Net sales of $74.0 million in the first quarter of 2020 represented an increase of 11% year over year.    First quarter gross profit increased 19% year over year and gross margins increased to 34.8% from 32.2% in the first quarter of 2019.  First quarter income from operations improved to $7.7 million, up from $3.6 million in the first quarter of 2019.

First quarter 2020 net income from continuing operations was $2.4 million, or $0.22 per share, an improvement of 179% from the net loss from continuing operations of $3.1 million, or $0.28 per share loss in the first quarter of 2019. First quarter Adjusted EBITDA improved 55% year over year to $12.4 million.

First Quarter Segment Information

Debit and Credit:

Net sales increased 22% year over year to $59.8 million in the first quarter driven by strong demand for dual interface EMV® cards, including Second Wave™, and continued strength in personalization, including CPI On-Demand™ and Card@Once®.

Prepaid Debit:

As expected, first quarter net sales declined when compared with the 2019 first quarter, which benefited from stronger sales as the Company supported customers through changing regulatory requirements in the industry.  Net sales for the first quarter of 2020 were down 13% year over year.

Balance Sheet, Liquidity, and Cash Flow from Continuing Operations

As of March 31, 2020, cash and cash equivalents was $46.9 million.  Cash provided by operating activities was $3.2 million and cash outflows for capital expenditures was $0.9 million in the first quarter, yielding positive adjusted free cash flow of $2.3 million. This compares with the first quarter of 2019, when cash used in operating activities was $10.2 million, capital expenditures were $2.1 million and adjusted free cash flow was negative $12.3 million.  Year over year, adjusted free cash flow increased $14.6 million.

As previously reported, during the first quarter, the Company entered into a new $30 million Senior Credit Facility and terminated its revolving credit facility, each effective on March 6, 2020. For the first quarter of 2020, cash provided by financing activities was $26 million. Total long-term debt principal outstanding, comprised of the Company’s $30 million Senior Credit Facility and its $312.5 million First Lien Term Loan, was $342.5 million at March 31, 2020.  Net of debt issuance costs and discount, total debt was $333.9 million as of March 31, 2020.  The Company’s Senior Credit Facility matures in May 2022 and the First Lien Term Loan matures in August 2022.

John Lowe, Chief Financial Officer, said, “During the first quarter, solid execution led to top-line growth, further leveraging of our business model and margin expansion, which enabled us to significantly improve our bottom line and generate positive free cash flow.  As the COVID-19 pandemic unfolds, we continue to provide essential support to our customers and execute on our strategic plan, while carefully managing our spending.”

2020 Strategy and Market Outlook

The Company’s vision is to be the partner of choice by providing market-leading quality products and customer service with a market-competitive business model.  The Company will continue to execute on its four key strategies:

•	Deep customer focus,
•	Market-leading quality products and customer service,
•	Continuous innovation, and
•	Market-competitive business model.

While our strategy remains the same, given the rapidly evolving nature of the COVID-19 pandemic and its economic impacts, it is challenging to predict the potential impact this pandemic will have and, therefore, the Company is withdrawing its market outlook issued on March 9, 2020.

Additional Investor Commentary

Beginning with the release of its first quarter 2020 results, in lieu of an earnings call, the Company has provided written commentary regarding its quarterly performance and other business matters.  Such commentary is consistent with information historically discussed on the Company’s earnings calls and has been provided concurrently with the issuance of the Company’s quarterly earnings press release.  The earnings press release and additional written commentary is available at http://investor.cpicardgroup.com.

EMV® is a registered trademark in the U.S. and other countries and an unregistered trademark elsewhere. The EMV trademark is owned by EMVCo, LLC

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income or net (loss) income from continuing operations as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; restructuring and other charges; loss on Revolving Credit Facility termination; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E. Adjusted EBITDA is also a defined computation in our First Lien Term Loan and Senior Credit Facility agreements, which generally conforms to the definition above, and impacts certain credit measures and compliance targets including an associated required covenant of at least $25 million adjusted EBITDA for the previous four consecutive fiscal quarters in total for each quarterly period ending on or after March 31, 2020.  Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.   The metric “total debt less cash” includes borrowed long term debt, letters of credit, and finance lease obligations, less cash.  Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

Free Cash Flow

We define Free Cash Flow as cash flow from continuing operations less capital expenditures from continuing operations.  We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization, and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this earnings release (as well as information included in our accompanying written or oral statements) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “guides,” “provides guidance,” “provides outlook,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us, and other information currently available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.

 These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 on our business, including our supply-chain, customer demand, operations and ability to comply with certain covenants in our credit facilities; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facilities and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; system security risks, data protection breaches and cyber-attacks; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security, including with respect to possible exposure to litigation and/or regulatory penalties under applicable data privacy and other laws for failure to so comply; interruptions in our operations, including our IT systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; disruptions in production at one or more of our facilities; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement, claims that our technology is infringing on the intellectual property of others, and risks related to open source software; defects in our software; problems in production quality, materials and process; a disruption or other failure in our supply chain; our failure to retain our existing customers or identify and attract new customers; a loss of market share or a decline in profitability resulting from competition; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; the effect of legal and regulatory proceedings; failure to meet the continued listing standards of the Toronto Stock Exchange or the rules of the OTCQX® Best Market; a continued decrease in the value of our common stock combined with our common stock no longer being traded on a United States national securities exchange, which may prevent investors from investing or achieving a meaningful degree of liquidity; developing technologies that make our existing technology solutions and products obsolete or less relevant or a failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the PCI Security Standards Council security standards or other industry standards; costs relating to product defects and any related product liability and/or warranty claims; maintenance and further imposition of tariffs and/or trade restrictions on, or slow-downs or interruptions in our ability to obtain, goods imported into the United

States; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state retailers, and challenges to our income tax positions; our dependence on licensing arrangements; risks associated with international operations; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; our ability to comply with a wide variety of environmental, health and safety laws and regulations and the exposure to liability for any failure to comply; risks associated with the controlling stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised of directors who are principals of our largest stockholder; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 6, 2020, and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Unaudited for the three months ended March 31, 2020 and 2019

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of March 31, 2020 and December 31, 2019

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2020 and 2019

Exhibit D	Segment Summary Information – Unaudited for the three months ended March 31, 2020 and 2019

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months ended March 31, 2020 and 2019

		EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	Three Months Ended March 31,
	2020	2019
Net sales:
Products	$42,501	$32,757
Services	31,468	34,109
Total net sales	73,969	66,866
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	26,379	21,489
Services (exclusive of depreciation and amortization shown below)	19,187	21,166
Depreciation and amortization	2,693	2,690
Total cost of sales	48,259	45,345
Gross profit	25,710	21,521
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	16,542	16,418
Depreciation and amortization	1,485	1,533
Total operating expenses	18,027	17,951
Income from operations	7,683	3,570
Other expense, net:
Interest, net	(6,088)	(6,324)
Foreign currency (loss) gain	(8)	41
Other (expense) income, net	(87)	19
Total other expense, net	(6,183)	(6,264)
Income (loss) from continuing operations before income taxes	1,500	(2,694)
Income tax benefit (expense)	943	(403)
Net income (loss) from continuing operations	2,443	(3,097)
Net (loss) income from discontinued operation, net of tax	(26)	42
Net income (loss)	$2,417	$(3,055)

Net income (loss) per share from continuing operations - Basic:	$0.22	$(0.28)
Net income (loss) per share from continuing operations - Diluted:	$0.22	$(0.28)

Net income (loss) per share - Basic:	$0.22	$(0.27)
Net income (loss) per share - Diluted:	$0.21	$(0.27)

Basic weighted-average shares outstanding:	11,224,500	11,160,473
Diluted weighted-average shares outstanding:	11,262,359	11,160,473

Comprehensive income (loss):
Net income (loss)	$2,417	$(3,055)
Currency translation adjustment	—	31
Total comprehensive income (loss)	$2,417	$(3,024)

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	March 31,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$46,904	$18,682
Accounts receivable, net of allowances of $338 and $395, respectively	43,790	42,832
Inventories	19,146	20,192
Prepaid expenses and other current assets	4,548	6,345
Income taxes receivable	5,590	4,164
Total current assets	119,978	92,215
Plant, equipment and leasehold improvements and operating lease right-of-use assets, net	39,928	42,088
Intangible assets, net	29,653	30,802
Goodwill	47,150	47,150
Other assets	681	1,232
Total assets	$237,390	$213,487

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$13,772	$16,482
Accrued expenses	20,973	22,820
Deferred revenue and customer deposits	645	468
Total current liabilities	35,390	39,770
Long-term debt	333,890	307,778
Deferred income taxes	7,495	6,896
Other long-term liabilities	10,598	11,478
Total liabilities	387,373	365,922
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,229,819 and 11,224,191 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	11	11
Capital deficiency	(111,953)	(111,988)
Accumulated loss	(38,041)	(40,458)
Total stockholders’ deficit	(149,983)	(152,435)
Total liabilities and stockholders’ deficit	$237,390	$213,487

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities
Net income (loss)	$2,417	$(3,055)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss (income) from discontinued operation	26	(42)
Depreciation and amortization expense	4,178	4,223
Stock-based compensation expense	41	147
Amortization of debt issuance costs and debt discount	634	489
Deferred income taxes	599	250
Other, net	582	(45)
Changes in operating assets and liabilities:
Accounts receivable	(911)	(1,420)
Inventories	521	(4,382)
Prepaid expenses and other assets	1,138	309
Income taxes receivable, net	(1,384)	114
Accounts payable	(2,747)	403
Accrued expenses	(1,981)	(6,716)
Deferred revenue and customer deposits	177	(551)
Other liabilities	(86)	80
Cash provided by (used in) operating activities - continuing operations	3,204	(10,196)
Cash provided by (used in) operating activities - discontinued operation	(26)	42
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(938)	(2,146)
Cash used in investing activities - continuing operations	(938)	(2,146)
Financing activities
Proceeds from Senior Credit Facility, net of discount	29,100	—
Debt issuance costs	(2,507)	—
Proceeds from Revolving Credit Facility	—	5,000
Payments on Revolving Credit Facility	—	(5,000)
Payments on finance lease obligations	(593)	(143)
Cash provided by (used in) financing activities	26,000	(143)
Effect of exchange rates on cash	(18)	34
Net increase (decrease) in cash and cash equivalents	28,222	(12,409)
Cash and cash equivalents, beginning of period	18,682	20,291
Cash and cash equivalents, end of period	$46,904	$7,882

Supplemental disclosures of cash flow information
Cash paid (refunded) during the period for:
Interest	$5,538	$5,736
Income taxes, net refunds	$(232)	$(41)
Right-to-use assets obtained in exchange for lease obligations:
Operating leases	$141	$—
Financing leases	$251	$—

Accounts payable, and accrued expenses for acquisitions of plant, equipment and leasehold improvements	$345	$1,238

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months Ended March 31, 2020 and March 31, 2019
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended March 31,
	2020	2019	$ Change	% Change
Net sales by segment:
Debit and Credit	$59,839	$48,929	$10,910	22.3%
Prepaid Debit	14,540	16,744	(2,204)	(13.2)%
Other	—	1,679	(1,679)	(100.0)%
Eliminations	(410)	(486)	76	* %
Total	$73,969	$66,866	$7,103	10.6%

* Calculation not meaningful

Gross Profit
	Three Months Ended March 31,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$20,470	34.2%	$15,272	31.2%	$5,198	34.0%
Prepaid Debit	5,240	36.0%	6,346	37.9%	(1,106)	(17.4)%
Other	—	-%	(97)	(5.8)%	97	* %
Total	$25,710	34.8%	$21,521	32.2%	$4,189	19.5%

* Calculation not meaningful

Income from Operations
	Three Months Ended March 31,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$12,659	21.2%	$7,776	15.9%	$4,883	62.8%
Prepaid Debit	4,116	28.3%	5,316	31.7%	(1,200)	(22.6)%
Other	(9,092)	* %	(9,522)	* %	430	(4.5)%
Total	$7,683	10.4%	$3,570	5.3%	$4,113	115.2%

* Calculation not meaningful

EBITDA	Three Months Ended March 31,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$15,080	25.2%	$10,380	21.2%	$4,700	45.3%
Prepaid Debit	4,660	32.0%	5,779	34.5%	(1,119)	(19.4)%
Other	(7,974)	* %	(8,306)	* %	332	(4.0)%
Total	$11,766	15.9%	$7,853	11.7%	$3,913	49.8%

* Calculation not meaningful

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended March 31, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$12,659	$4,116	$(9,092)	$7,683
Depreciation and amortization	2,431	548	1,199	4,178
Other (expenses) income	(10)	(4)	(81)	(95)
EBITDA	$15,080	$4,660	$(7,974)	$11,766

	Three Months Ended March 31, 2019
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$7,776	$5,316	$(9,522)	$3,570
Depreciation and amortization	2,605	463	1,155	4,223
Other (expenses) income	(1)	—	61	60
EBITDA	$10,380	$5,779	$(8,306)	$7,853

		EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations	$2,443	$(3,097)
Interest expense, net	6,088	6,324
Income tax (benefit) expense	(943)	403
Depreciation and amortization	4,178	4,223
EBITDA	$11,766	$7,853

Adjustments to EBITDA:
Stock-based compensation expense	41	147
Litigation and related charges (1)	—	20
Restructuring and other charges (2)	467	—
Loss on Revolving Credit Facility termination (3)	92	—
Foreign currency loss (gain)	8	(41)
Subtotal of adjustments to EBITDA	608	126
Adjusted EBITDA	$12,374	$7,979
Adjusted EBITDA margin (% of Net Sales)	16.7%	11.9%
Adjusted EBITDA growth (% Change 2020 vs. 2019)	55.1%
Net income from continuing operations (% Change 2020 vs. 2019)	178.9%

	Three Months Ended March 31,
	2020	2019
Reconciliation of cash provided by (used in) operating activities - continuing operations (GAAP) to free cash flow:
Cash provided by (used in) operating activities - continuing operations	$3,204	$(10,196)
Acquisitions of plant, equipment and leasehold improvements	(938)	(2,146)
Free cash flow - continuing operations	$2,266	$(12,342)

Note that tables in this exhibit are presented on a continuing operations basis.

(1)	Represents net legal costs incurred with certain patent and shareholder litigation.
(2)	Represents restructuring severance charges in 2020.
(3)	The Company terminated the Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.